                                                                    Exhibit 10.2


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") made as of May 30, 2002 by and among (i) ITT Industries, Inc., an Indiana corporation (the "Purchaser"); (ii) each of the Sellers (as defined in the Asset Purchase Agreement referred to below, such Seller Companies being hereinafter, collectively, referred to as the "Seller"); (iii) Waterlink, Inc., a Delaware corporation, (the "Parent"); and
(iv) The Bank of New York, as Escrow Agent (the "Escrow Agent").

         WHEREAS, the Purchaser, the Seller and the Parent, as the sole owner of each of the Sellers, have entered into an Asset Purchase Agreement dated as of May 30, 2002 (the "Asset Purchase Agreement"), providing, among other things, for the acquisition (the "Acquisition") by the Purchaser from the Seller of certain assets of the Seller; and

         WHEREAS, the Asset Purchase Agreement contemplates the due execution and delivery of this Agreement at or prior to the Closing; and

         WHEREAS, the Purchaser shall deposit with the Escrow Agent at the Closing the amount of $1,565,000 as provided in Section 6.5 of the Asset Purchase Agreement (such amount, together with interest accrued thereon pursuant to Section 2.1 of this Agreement, being hereinafter referred to as the "Escrow Fund"); and

         WHEREAS, the parties hereto desire to establish the Escrow Fund to set aside a portion of the consideration to be paid to the Seller in connection with the Acquisition for the purpose of the indemnification of the Purchaser from and against certain Losses (as defined in the Asset Purchase Agreement);

WHEREAS, the Escrow Agent is willing to receive, hold and dispose of the Escrow Fund in accordance with the terms hereof; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       ESTABLISHMENT OF ESCROW

1.1 The Seller, the Parent and the Purchaser hereby appoint The Bank of New York to act as Escrow Agent hereunder, and The Bank of New York hereby accepts such appointment and agrees to act as Escrow Agent on the terms and conditions set forth hereinafter.

1.2 Pursuant to Section 6.5 of the Asset Purchase Agreement and simultaneously with

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the execution and delivery of this Agreement, the Purchaser is depositing with the Escrow Agent by wire transfer of immediately available funds to an account designated by the Escrow Agent (the "Escrow Account") $1,565,000 of the Purchase Price. The Escrow Agent shall acknowledge the receipt of said amount. The Seller hereby grants to the Purchaser a security interest in such Escrow Fund to secure the indemnity provided in Section 6.2(a) of the Asset Purchase Agreement.

1.3 The Escrow Agent shall hold the Escrow Fund in the Escrow Account and no part of the Escrow Fund may be withdrawn from the Escrow Account without the prior written consent of the Parent and the Purchaser except as expressly provided otherwise in Section 2.3 and Section 3.

2.       ADMINISTRATION OF ESCROW

2.1 From the date hereof until the date of disbursement of the Escrow Fund pursuant to Section 3 of this Escrow Agreement, the Escrow Agent is authorized and directed to invest and reinvest the cash portion, if any, of the Escrow Fund in any of the following investments (each a "Permitted Investment") in each case pursuant to joint instructions of the Purchaser and the Parent: (i) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by the United States of America or any agency or instrumentality thereof; (ii) readily marketable obligations maturing within six
(6) months after the date of acquisition thereof issued by any state or municipality within the United States of America, or any political subdivision, agency or instrumentality thereof, rated "A" or better (or the equivalent thereof) by either Standard & Poor's Corporation or Moody's Investors Service Inc.; (iii) readily marketable commercial paper maturing within one hundred eighty (180) days after the date of issuance thereof which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or (iv) 6 month certificates of deposit issued by any bank incorporated and doing business pursuant to the laws of the United States of America or any state thereof having combined capital and surplus of at least $500,000,000. In the event the Escrow Agent does not receive joint instructions from Purchaser and the Parent to invest or reinvest the cash portion of the Escrow Fund, the Escrow Agent agrees to invest and reinvest such funds in The Fidelity U.S. Treasury Money Market Fund III., which invests in direct obligation of, or obligations fully guaranteed as to principal and interest by the United States Government and repurchase agreements with respect to such securities. Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of the Escrow Fund pursuant to this Escrow Agreement. For purposes of this Escrow Agreement, "interest" on the Escrow Fund shall include all proceeds thereof and investment earnings with respect thereto. All Permitted Investments shall be registered in the name of the Escrow Agent.

2.2 The Escrow Agent shall have the power to reduce, sell or liquidate the foregoing investments whenever, and only to the extent that the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to
Section 2.3 and Section 3 hereof. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrow Fund, except in the case of the bad faith, gross negligence or willful misconduct of the Escrow Agent.

2.3 Escrow Interest accrued shall be payable annually, beginning on the first anniversary of this Agreement, to Parent for the benefit of the Seller; provided, that, prior to any payment of interest to the Parent, the Escrow Agent shall be entitled to withdraw from accrued Escrow Interest amounts equal to its fees and expenses incurred in the administration of this Agreement.

3.       DISTRIBUTIONS FROM ESCROW FUND

3.1 Except as expressly provided otherwise in Sections 3.2 or 3.3, the Escrow Agent shall make distributions from the Escrow Fund at any time, or from time to time, as follows:

         (a) Immediately upon receipt of, and in accordance with, written consent jointly executed by the Parent and the Purchaser.

         (b) Immediately upon receipt of and in accordance with, written instructions executed by (i) the Purchaser, in the case of a payment to be made to the Seller or (ii) the Parent, in the case of a payment to be made to the Purchaser.

         (c) The Purchaser may from time to time submit to the Escrow Agent (with a copy to the Parent) an affidavit of an officer of the Purchaser stating (i) that Purchaser is entitled to indemnification pursuant to the Asset Purchase Agreement and (ii) the amount of the Losses incurred to date by Purchaser and the estimated amount of the maximum amount of additional Losses Purchaser may incur as a result of the event or events that caused the Losses (the "Maximum Additional Losses"). Any affidavit delivered to the Escrow Agent pursuant to this paragraph shall set forth in reasonable detail the basis for the claim to indemnification, the amounts of the individual items of Loss sustained by Purchaser, the nature of those items and the basis for the Purchaser's estimate of Maximum Additional Losses. The Purchaser may from time to time submit additional affidavits to the Escrow Agent (with copies to the Parent in each case) stating the amount of the additional Losses incurred by Purchaser or revising the amount of the Maximum Additional Losses, in each case with the same information set forth in the previous sentence, in reasonable detail.

         (d) If, within sixty (60) days after the Purchaser delivers to the Parent and the Escrow Agent a copy of an affidavit from the Purchaser seeking indemnification for any Losses, the Escrow Agent does not receive an affidavit from the Parent (with a copy to the Purchaser) disputing the right of the Purchaser to indemnification for Losses (or the amount of Losses stated in the Purchaser's affidavit), the Escrow Agent shall promptly pay to the Purchaser from the Escrow

         Fund the amount of Losses specified in the Purchaser's affidavit, to the extent such amount remains within the Escrow Fund.

         (e) If, during the sixty (60) day period referred to in paragraph (d) above, the Escrow Agent receives an affidavit of the Parent disputing the Purchaser's right to indemnification for Losses (or the amount of Losses), the Escrow Agent shall (i) pay to the Purchaser from the Escrow Fund an amount equal to any undisputed amount of Losses and (ii) continue to hold the balance of the amount claimed by the Purchaser as Losses at that date in escrow until receipt of (A) an affidavit signed by the Parent and an officer of the Purchaser directing the disposition of all or part of the Escrow Fund or (B) a final award made under an arbitration proceeding to which the matter is submitted pursuant to
         Section 11.7 of the Asset Purchase Agreement ordering the Escrow Agent to dispose of the amount subject to the dispute. Upon receipt of any such affidavit or award (a "Determination"), the Escrow Agent shall promptly comply with its terms.

The instructions referred to in Sections 3.1(a) and (b) together with the notices and affidavits referred to in Sections 3.1(c) through (e) are herein collectively referred to as "Notices" and shall be governed by Section 5 hereof.

3.2 (a) On the first anniversary of the Closing Date, the Escrow Agent shall release to the Parent (on behalf of the Seller), in accordance with Parent's written instructions, $391,250 from the Escrow Fund, minus the sum of (i) any funds released by the Escrow Agent to the Purchaser pursuant to Section 3.1 and (ii) any amounts claimed in Notices received on or before that date for which the Escrow Agent has not received a Determination or for which the Escrow Agent has received a Determination in favor of the Purchaser but in respect of which the Escrow Agent has yet to release funds from the Escrow Fund to the Purchaser.

         (b) On the second anniversary of the Closing Date, the Escrow Agent shall release to the Parent (on behalf of the Seller), in accordance with the Parent's written instructions, the Escrow Fund then in the Escrow Account, minus the sum of any amounts claimed in Notices received on or before that date for which the Escrow Agent has not received a Determination or for which the Escrow Agent has received a Determination in favor of the Purchaser but in respect of which the Escrow Agent has yet to release funds from the Escrow Fund to the Purchaser. Thereafter, upon any Determination, in addition to any release to the Purchaser based thereon pursuant to the terms of Section 3.1(e), the Escrow Agent shall release to the Parent (on behalf of the Seller), in accordance with the Parent's written instructions, an amount equal to the difference between (i) the amount then held in the Escrow Fund for the claim relating to such Determination and (ii) the amount released to the Purchaser in accordance with such Determination.

         (c) On or promptly following the date (the "Final Payment Date") on which the Escrow Agent receives Determinations as to all outstanding Notices submitted on or prior to the second anniversary of the Closing Date and has paid in full in accordance with such Determinations, the Escrow Agent shall deliver the balance of the Escrow Fund to Parent (on behalf of the Seller), in accordance with the Parent's written instructions.

4.       TERMINATION OF THIS AGREEMENT

This Agreement shall terminate upon the distribution by the Escrow Agent of the total amount of the Escrow Fund through the date of such distribution pursuant to Section 3.

5.       NOTICES

Unless expressly provided otherwise herein, all notices and other communications given or made pursuant to this Agreement shall be in writing and personally delivered or sent by federal express or other similar overnight courier or by telecopy to the parties at the following addresses:

         (a)      if to the Parent:

                           Waterlink, Inc.
                           835 North Cassady Avenue
                           Columbus, OH 43219
                           Attention: President
                           Telecopy No:  (614) 258-3464

                           with a copy to:

                           Benesch, Friedlander, Coplan & Aronoff LLP
                           2300 BP Tower
                           200 Public Square
                           Cleveland, OH 44114-2378
                           Attention: Douglas E. Haas, Esq.
                           Telecopy No.:  (216) 363-4588

         (b)      if to the Purchaser:

                           Sanitaire Division of ITT Industries, Inc.
                           9333 North 49th Street
                           Brown Deer, WI 53223
                           Attention:  President
                           Telecopy No.:  (414) 365-2210
                           with a copy to:

                           ITT Fluid Technology
                           10 Mountainview Road
                           Upper Saddle River, NJ 07458
                           Attention: General Counsel
                           Telecopy No.:  (201) 760-5815

         (c)      if to the Escrow Agent:

                           The Bank of New York
                           5 Penn Plaza, 13th Floor
                           New York, New York 10001
                           Attention: Matthew Louis, Escrow Unit
                           Telecopy No.:  (212) 896-7293

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received by the relevant party on the date of personal delivery to such party's address, addressed to the attention of the appropriate person specified above, on the business day following the date on which such notice was sent by overnight courier to such party's address, addressed to the attention of the appropriate person specified above or, if such notice is sent by telecopy, on the date that such telecopy is confirmed as being received by the recipient.

6.       APPOINTMENT OF PARENT AS SELLER'S REPRESENTATIVE

Each Seller party, by its execution of this Agreement, hereby appoints Parent to act as its respective representative for all purposes hereunder.

7.       PAYMENT OF ESCROW AGENT'S FEES AND EXPENSES

7.1 The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own bad faith, gross negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

7.2 The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any or all of the Escrow Fund other than as provided in this Agreement. The Escrow Agent shall have no interest in the Escrow Fund except as provided in this Agreement. This Section 7.2 shall survive notwithstanding the termination of this Agreement or the resignation of the Escrow Agent.

7.3 So long as the Escrow Agent shall have any obligation to pay any amount to the Seller, the Parent and/or the Purchaser from the Escrow Fund hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all receipts, disbursements and investment activity in the Escrow Account.

7.4 The Escrow Agent may resign as escrow agent at any time by giving sixty days written notice by registered or certified mail to the Purchaser, the Parent and the Seller and such resignation shall take effect at the end of such sixty days or upon earlier appointment of a successor Escrow Agent. The Purchaser and the Parent may remove the Escrow Agent at any time upon notice by the Purchaser and the Parent jointly to the Escrow Agent with immediate effect. The resignation or removal shall not be effective unless and until a successor Escrow Agent is appointed by the Purchaser and the Parent. The Purchaser and the Parent shall undertake to utilize their best efforts to arrange for the appointment of a successor Escrow Agent. If any instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within sixty (60) days after the delivery of its notice of resignation by the Escrow Agent or its receipt of the notice of removal, the resigning or removed Escrow Agent may, at the expense of the Purchaser and the Parent, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

7.5 If at any time hereafter the Escrow Agent shall be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any government official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, the Parent and the Purchaser shall appoint a successor Escrow Agent to fill such vacancy.

7.6 Every successor Escrow Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Purchaser and the Parent, an instrument in writing accepting such appointment hereunder, and thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor Escrow Agent as if originally named herein; and every predecessor Escrow Agent shall deliver to its successor, as directed in writing by the Purchaser and the Parent, all property and moneys held by it hereunder and all information required to properly perform the obligations of the Escrow Agent set forth in this Agreement.

7.7 The Escrow Agent's fees shall be in the amounts set forth on Annex A hereto. In addition, the Escrow Agent shall be reimbursed on demand for its reasonable out of pocket costs incurred in performing its obligations under the Agreement.

7.8 The fee paid to the Escrow Agent for performing its services hereunder, any reasonable out of pocket costs payable to the Escrow Agent in performing its duties hereunder and any other amounts payable to the Escrow Agent pursuant hereto shall be paid pursuant to Section 2.3 provided that the Escrow Agent shall pay all taxes imposed in respect of the receipt of fees by it pursuant to this Section 7.

7.9 The Purchaser, the Seller and the Parent shall jointly and severally indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable attorneys' fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except such which result from the Escrow Agent's bad faith, gross negligence or willful misconduct. This Section 7.9 shall survive notwithstanding the termination of this Agreement or the resignation of the Escrow Agent.

7.10 Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.11 Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

7.12 The Escrow Agent represents and warrants that (i) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) its execution, delivery and performance of this Agreement does not and will not violate any applicable law or regulation. The Escrow Agent shall, and shall cause its agents, to hold in strict confidence all information that it receives pursuant to this Agreement; provided that this obligation shall not be construed to prohibit (i) disclosure of information that is or becomes publicly known, or information obtained by the Escrow Agent from sources other than the Seller, the Parent or the Purchaser not subject to a confidentiality obligation, (ii) disclosure of information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Escrow Agent's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Escrow Agent or any affiliate or an officer, director, employer or shareholder thereof is a party, (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Escrow Agent having a need to know the same, provided that the Escrow Agent advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the parties.

8.       CREDITORS

The Purchaser and the Parent (on behalf of the Seller) will be entitled to receive payments out of the Escrow Fund solely in accordance with the terms hereof. No creditor of the Purchaser, the Parent or Seller shall have any rights in or to the Escrow Fund so long as it remains subject to the terms of this Agreement.

9.       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any rules governing the conflicts of law.

10.      HEADINGS

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.      COUNTERPARTS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.      NO ASSIGNMENTS

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party. Except as provided in Section 3.3, no party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, except that the Purchaser may assign, delegate or otherwise transfer its rights under this Agreement to an affiliate of the Purchaser, provided that such assignment, delegation or transfer shall not relieve the Purchaser of its obligations hereunder.

13.      AMENDMENTS

This Agreement may be amended or modified only by a writing signed by all of the parties hereto.

14.      MISCELLANEOUS

14.1 The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any jurisdiction. If any restriction or provision of this

Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

14.2 Each of the parties shall take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

14.3 If any party hereto refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PURCHASER:                                  ITT INDUSTRIES, INC.



                                            By: /s/Thomas M. Pokorsky
                                                Name: Thomas M. Pokorsky
                                                Title:President-Sanitaire

SELLER:                                     WATERLINK TECHNOLOGIES, INC.



                                            By: /s/William W. Vogelhuber
                                                Name: William W. Vogelhuber
                                                Title: Chairman

                                            C'TREAT OFFSHORE, INC.



                                            By: /s/William W. Vogelhuber
                                                Name: William W. Vogelhuber
                                                Title: Chairman

PARENT:                                     WATERLINK, INC.



                                            By: /s/William W. Vogelhuber
                                                Name: William W. Vogelhuber
                                                Title: President

ESCROW AGENT                                THE BANK OF NEW YORK



                                            By: /s/Matthew G. Louis
                                                Name: Matthew G. Louis
                                                Title: Assistant Vice President

                                     ANNEX A
                                 WATERLINK, INC.
                                  ESCROW AGENT
                                  FEE PROPOSAL
                                  MAY 23, 2002
ACCEPTANCE FEE............................................................waived
This one time fee is payable upon closing date and includes:

        |_|      Review of Agreement and supporting documents
        |_|      Establishment of accounts

ANNUAL ADMINISTRATION FEE.................................................$6,000
This fee is not subject to pro-ration and is payable upon closing and on each anniversary date and includes:

        |_|      Monitoring of accounts
        |_|      Reporting

ACTIVITY FEES
|_|      Outgoing Wire Transfer/Checks, each.........................$25
|_|      Per Investment, each trade..................................$50
         For each directed investment purchase/sale other than The Bank of New York Cash Reserve and approved money market funds


OUT-OF-POCKET EXPENSES
Fees quoted do not include any out-of-pocket expenses including, but not limited to, expenses of foreign depositaries, stationery, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred, including our counsel fees, will be billed to the account.

EXTERNAL COUNSEL FEES
This proposal does not include outside counsel fees. A bill for counsel fees incurred up to closing will be presented for payment on the closing date.

MISCELLANEOUS SERVICES
The charges for performing services not contemplated at the time of the execution of the documents or not specifically covered elsewhere in the schedule will be determined by appraisal in amounts commensurate with the service.